UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012 (November 9, 2012)

CCA Industries, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 MURRAY HILL PARKWAY, EAST RUTHERFORD, NEW JERSEY		07073
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 330-1400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company issued a press release on November 9, 2012 regarding the impact of Hurricane Sandy on the Company. The Company has flood insurance but is expected to record an extraordinary expense of $500,000 in the fourth quarter of fiscal 2012 due to the amount of the insurance policy deductible. The Company expects at this time that its expenses related to Hurricane Sandy will be fully covered within the insurance policy limits.

Item 9.01 Exhibits

The following exhibits are annexed hereto:

99.1	Press release issued November 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 9, 2012

CCA Industries, Inc.

By:	/s/ Stephen A. Heit
Stephen A. Heit
Chief Financial Officer